Exhibit 10.1

STOCK PURCHASE AND SALE AGREEMENT

THIS STOCK PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of June 20, 2023, among GK Partners ApS, a Danish private limited company (Anpartsselskab) (“Seller”), and Nordicus Partners Corporation, a Delaware corporation (“Buyer”), and is made with reference to the following facts:

A. Seller is the owner of 5,000,000 shares of common stock, par value $0.0001 per share (the “MYSN Shares”), of Myson, Inc., an Oklahoma corporation (the “Company”).

B. Seller wishes to sell, and Buyer wishes to purchase, the MYSN Shares on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, and warranties contained in this Agreement, the parties agree as follows:

ARTICLE I.

PURCHASE AND SALE OF MYSN SHARES

Section 1.01 Purchase and Sale of Shares. Subject to and on the terms and conditions contained in this Agreement, at the closing provided for in Section 1.03 (the “Closing”), Seller shall sell and deliver to Buyer, and Buyer shall purchase from Seller, all of the MYSN Shares.

Section 1.02 NORD Shares and Payment. On the terms and subject to the conditions contained in this Agreement, Buyer shall purchase the MYSN Shares from Seller in exchange for 2,500,000 restricted shares of common stock, par value $0.01 per share (the “NORD Shares”), of Buyer, which shall be paid at the Closing as provided in Section 1.03.

Section 1.03 Closing. On the terms and subject to the conditions contained in this Agreement, the Closing shall take place at the offices of Buyer’s Counsel, Shumaker Mallory LLP, 280 S. Beverly Dr., Suite 505, Beverly Hills, CA 90212, U.S.A., or such other place as the parties may mutually agree in writing no later than 10:00 a.m. on June 20, 2023 (“Closing Date”). The parties need not attend the Closing in person.

Section 1.04 Execution and Delivery of Closing Documents. At the Closing:

(a) Seller shall deliver irrevocable instructions to the Company’s transfer agent to register the transfer of the MYSN Shares to Buyer and confirm that they have been reregistered in book-entry form in the name of Buyer.

(b) Buyer shall deliver irrevocable instructions to Buyer’s transfer agent to register the NORD Shares in book-entry form in the name of Buyer.

(c) Seller shall deliver all other documents, instruments, writings and other materials required to be delivered by Seller under this Agreement.

(d) Buyer shall deliver all other documents, instruments, writings and other materials required to be delivered by Buyer under this Agreement.

(e) All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

Section 2.01 Due Incorporation. Seller is a private limited company (Anpartsselskab), validly existing and in good standing under the laws of Denmark.

Section 2.02 Power and Authority. Seller has the corporate power and authority and all authorizations and permits required by governmental or other authorities, to carry on its business as currently being conducted and to execute, deliver and perform this Agreement and the other documents required to be executed by it in connection with this Agreement, and the execution, delivery, and performance by it of this Agreement and the other agreements and documents executed or to be executed by it in connection with this Agreement have been duly authorized, executed, and delivered by Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the agreements and instruments entered into by Seller in connection with it or to consummate and perform the transactions contemplated. This Agreement and the agreements and instruments entered into by Seller in connection herewith constitute valid and binding agreements enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws and subject to general principles of equity. Seller acknowledges that it is a sophisticated investor, familiar with the Company’s industry generally, has made a reasonable investigation of Buyer and its business, and is aware of the risks inherent in an investment in a business such as that of Buyer. Because of its experience and business acumen it has the expertise to ask the questions necessary to make an informed decision as to whether to acquire the NORD Shares as contemplated by this Agreement. Seller has made reasonable investigation and inquiry of all matters related to this Agreement. Seller acknowledges that it is not relying on any projections or forecasts contained in any materials supplied by Buyer or on any budgets for future periods prepared by Buyer.

Section 2.03 No Liens, etc. Seller is the owner, of record and beneficially, of the MYSN Shares, free and clear of all liens, security interests, pledges and encumbrances, and (ii) Seller has the right, power, authority, and capacity to execute and deliver, and to perform its obligations under, this Agreement.

Section 2.04 Consents. There are no authorizations, consents, permits, licenses, or approvals of, or declarations, registrations, or filings with, any governmental or regulatory authority or agency required by Seller that have not been received in connection with the execution, delivery, or performance by Seller of this Agreement or the other agreements executed or to be executed by it in connection with this Agreement or the consummation by Seller of the transactions contemplated by this Agreement.

Section 2.05 No Breach. The execution, delivery, and performance of this Agreement and the consummation by Seller of the transactions contemplated hereby, will not constitute a default under, or permit the termination or the acceleration of maturity or performance of, (i) any provision of the Articles of Incorporation or Bylaws of Seller; (ii) any law, statute, rule, or regulation or order, writ, judgment, injunction, award, or decree of any court, arbitrator, or governmental or regulatory body to which Seller or its properties are subject; or (iii) any material contract or obligation to which Seller is a party, by which Seller is bound, or to which any of its assets or properties are subject.

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Section 2.06 Investment Intent. Seller is acquiring the NORD Shares for investment for its own account, not as nominee or agent, and not with a view to the sale, distribution, subdivision, transfer or fractionalization of the NORD Shares. Seller acknowledges that the NORD Shares (a) have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities law and there is no commitment to register the NORD Shares, and (b) cannot be resold, unless they are subsequently registered or an exemption from registration is available.

Section 2.07 Survival. All representations and warranties contained in Section 2.01 through Section 2.06 shall survive the Closing Date.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

Section 3.01 Due Incorporation. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 3.02 Power and Authority. Buyer has the corporate power and authority and all authorizations and permits required by governmental or other authorities, to carry on its business as currently being conducted and to execute, deliver and perform this Agreement and the other documents required to be executed by it in connection with this Agreement, and the execution, delivery, and performance by it of this Agreement and the other agreements and documents executed or to be executed by it in connection with this Agreement have been duly authorized, executed, and delivered by Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the agreements and instruments entered into by Buyer in connection with it or to consummate and perform the transactions contemplated. This Agreement and the agreements and instruments entered into by Buyer in connection herewith constitute valid and binding agreements enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws and subject to general principles of equity. Buyer acknowledges that it is a sophisticated investor, familiar with the Company’s industry generally, has made a reasonable investigation of the Company and its business, and is aware of the risks inherent in an investment in a business such as that of the Company. Because of its experience and business acumen it has the expertise to ask the questions necessary to make an informed decision as to whether to acquire the MYSN Shares as contemplated by this Agreement. Buyer has made reasonable investigation and inquiry of all matters related to this Agreement. Buyer acknowledges that it is not relying on any projections or forecasts contained in any materials supplied by Seller or the Company or on any budgets for future periods prepared by the Company.

Section 3.03 Consents. There are no authorizations, consents, permits, licenses, or approvals of, or declarations, registrations, or filings with, any governmental or regulatory authority or agency required by Buyer that have not been received in connection with the execution, delivery, or performance by Buyer of this Agreement or the other agreements executed or to be executed by it in connection with this Agreement or the consummation by Buyer of the transactions contemplated by this Agreement.

Section 3.04 No Breach. The execution, delivery, and performance of this Agreement and the consummation by Buyer of the transactions contemplated hereby, will not constitute a default under, or permit the termination or the acceleration of maturity or performance of, (i) any provision of the Articles of Incorporation or Bylaws of Buyer; (ii) any law, statute, rule, or regulation or order, writ, judgment, injunction, award, or decree of any court, arbitrator, or governmental or regulatory body to which Buyer or its properties are subject; or (iii) any material contract or obligation to which Buyer is a party, by which Buyer is bound, or to which any of its assets or properties are subject.

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Section 3.05 Investment Intent. Buyer is acquiring the MYSN Shares for investment for its own account, not as nominee or agent, and not with a view to the sale, distribution, subdivision, transfer or fractionalization of the MYSN Shares. Buyer acknowledges that the Shares (a) have not been registered under the Securities Act or any state securities law and there is no commitment to register the MYSN Shares, and (b) cannot be resold, unless they are subsequently registered or an exemption from registration is available.

Section 3.06 Survival. All representations and warranties of Buyer contained in Section 3.01 through Section 3.05 shall survive the Closing Date.

ARTICLE IV.

CONDITIONS TO BUYER’S OBLIGATIONS

Buyer’s obligation to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, unless waived in writing by Buyer:

Section 4.01 Representations and Covenants. Seller shall have performed and complied in all material respects with all representations and warranties, agreements, covenants, and conditions on its part required to be performed or complied with on or before the Closing Date.

Section 4.02 No Knowledge of Breach by Buyer. Buyer shall have received from Seller a certificate dated as of the Closing Date certifying that Seller, to its best Knowledge, is not aware of any breach of representation and warranty or covenant by Buyer under this Agreement.

ARTICLE V.

CONDITIONS TO SELLER’S OBLIGATIONS

The obligation of Seller to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, unless waived in writing by Seller.

Section 5.01 Representations and Covenants. Buyer shall have performed and complied in all material respects with all representations and warranties agreements, covenants, and conditions on its part required to be performed or complied with on or prior to the Closing Date.

Section 5.02 No Knowledge of Breach by Seller. Seller shall have received from Buyer a certificate dated as of the Closing Date certifying that Buyer, to its best knowledge, is not aware of any breach of representation or warranty or covenant of Seller under this Agreement.

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ARTICLE VI.

TERMINATION AND ABANDONMENT

Section 6.01 Methods of Termination. The transactions contemplated by this Agreement may be terminated at any time before the Closing as follows:

(a) By mutual consent of the parties to this Agreement evidenced in a writing signed by the parties;

(b) By the Company at any time after June 30, 2023, if the Closing has not occurred;

(c) By Buyer, if a condition set forth in ARTICLE IV has not been satisfied;

(d) By Seller, if a condition set forth in ARTICLE V has not been satisfied.

Section 6.02 Procedure on Termination. In the event of termination pursuant to this Section 6.02, a written notice shall forthwith be given by the terminating party to the other party and the transactions contemplated by this Agreement shall be terminated and abandoned without further actions. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein, then:

(a) Each party will redeliver all documents, work papers, and other material of any other party relating to the transactions contemplated by this Agreement, whether obtained before or after the execution hereof, to the party furnishing the same; and

(b) The confidentiality of all confidential information received by any party with respect to the business of any other party or its subsidiaries shall survive the termination of this Agreement.

ARTICLE VII.

MISCELLANEOUS

Section 7.01 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original. Executed counterparts of this Agreement may be delivered by facsimile transmission or by delivery of a scanned counterpart in portable document format (PDF) by e-mail, in either case with delivery confirmed. On such confirmed delivery, the signatures in the facsimile or PDF data file shall be deemed to have the same force and effect as if the manually signed counterpart had been delivered to the other party in person.

Section 7.02 Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party under this Agreement shall be in writing and shall be delivered in person, mailed by registered or certified mail, return receipt requested, or delivered by a commercial courier guaranteeing overnight delivery, addressed as follows:

If to Buyer to:

Nordicus Partners Corporation

3651 Lindell Road, Suite D565

Las Vegas, Nevada 89103

Attn: CEO

Email: hr@nordicuspartners.com

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With a copy to:

Shumaker Mallory LLP

280 S. Beverly Dr., Suite 505

Beverly Hills, CA 90210

Attn: Bennett J. Yankowitz

Email: yankowitz@smcounsel.com

Facsimile: +1 (213) 674-4268

If to Seller to:

GK Partners ApS

Dyrehavevej 3B, stuen

DK-2930 Klampenborg, Denmark

Attn: Tom Glaesner Larsen

Email: tl@gkpartners.dk

If a Party has furnished a facsimile or e-mail address, a nonbinding confirming copy of the Notice shall also be sent by facsimile transmission or e-mail. Delivery shall be effective on delivery or refusal of delivery, with the receipt or affidavit of the United States Postal Service or overnight delivery service deemed conclusive evidence of such delivery or refusal. Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent.

Section 7.03 Public Announcement. Neither the Company, any Seller, nor Buyer shall, without the approval of the other parties, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except to the extent that any such party shall be so obligated by law, in which case the other parties shall be advised in advance of the legal requirement and the parties shall use their best efforts to cause a mutually agreeable release, announcement or disclosure to be timely issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement.

Section 7.04 Successors and Assigns. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.05 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

Section 7.06 Waiver and Other Action. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the party against which enforcement of the amendment, modification, or supplement is sought.

Section 7.07 Entire Agreement. This Agreement, its Exhibits, and the other documents executed or delivered under the Agreement contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to the transactions contemplated by this Agreement. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement.

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Section 7.08 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, that provision shall be fully severable, and this Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision were never a part of the Agreement; the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance (except to the extent the remaining provisions constitute obligations of another party to this Agreement corresponding to the unenforceable provision); and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

Section 7.09 Interpretation. This Agreement shall be construed according to the fair meaning of its language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. Whenever the term “including” is used in this Agreement, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated.

Section 7.10 Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

Section 7.11 Arbitration of Disputes.

(a) Any dispute arising from, or relating to, this Agreement shall be resolved at the request of any party through binding arbitration. Within 14 business days after demand for arbitration has been made by a party, the parties, or their counsel, shall meet to discuss the issues involved, to discuss a suitable arbitrator and arbitration procedure, and to agree on arbitration rules particularly tailored to the matter in dispute, with a view to the dispute’s prompt, efficient, and just resolution. On the failure of the parties to agree on arbitration rules and procedures within a reasonable time (not longer than thirty (30) days from the demand), the Commercial Arbitration Rules of the American Arbitration Association shall be applicable. Likewise, on the failure of the parties to agree on an arbitrator within a reasonable time (not longer than thirty (30) days from the demand), there shall be a panel comprised of one (1) arbitrator, to be appointed by the American Arbitration Association. At least thirty (30) days before the arbitration hearing, the parties shall allow each other reasonable written discovery, including the inspection and copying of documents and other tangible items relevant to the issues that are to be presented at the arbitration hearing. The arbitrator shall be empowered to decide any disputes regarding the scope of discovery. Fees for the arbitrator shall be divided equally between the parties, and the parties will be individually responsible for the payment of the fees. The prevailing party in any arbitration, proceeding or legal action arising out of, or in connection with, this Agreement shall be entitled to recover its reasonable attorneys’ fees and costs incurred in connection with such arbitration, proceeding or legal action. The arbitrator shall determine who the prevailing party is for this purpose.

(b) The award rendered by the arbitrator shall be final and binding on the parties. The arbitration shall be conducted in Los Angeles, California. The California State Superior Court located in Los Angeles County shall have exclusive jurisdiction over disputes between the parties in connection with the arbitration and its enforcement. The parties consent to the jurisdiction and venue of the California State Superior Court located in Los Angeles County, California. Notwithstanding the fact that the parties have agreed to have any disputes arising from, or related to, this Agreement resolved by binding arbitration, this arbitration provision shall not prevent the parties from seeking ancillary or equitable relief in connection therewith from the California State Superior Court, including specific performance.

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“NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.”

BUYER__________________	SELLER __________________

IN WITNESS WHEREOF, the parties have executed this Agreement with the intention of being bound by it as of the day and year first above written.

Seller:	GK Partners ApS

By:
Tom Glaesner Larsen
Chief Executive Officer

Buyer:	Nordicus Partners Corporation

By:
Henrik Rouf
Chief Executive Officer

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